UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2019

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19254	11-2682486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

516-683-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LCUT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2019, Lifetime Brands, Inc. (the “Company”) and Taylor Parent, LLC (“Taylor Parent”) entered into an amendment (the “Stockholders Agreement Amendment”) to that certain Stockholders Agreement, dated as of March 2, 2018 (the “Stockholders Agreement”), by and between the Company and Taylor Parent. The Stockholders Agreement Amendment provides that certain actions that the Stockholders Agreement restricts the Company from taking (the “Company Actions”) may be permitted with the consent of Taylor Parent, which consent shall not be unreasonably withheld, conditioned or delayed. The Stockholders Agreement Amendment replaces the requirement in the Stockholders Agreement that the Company obtain the consent of certain directors selected by Taylor Parent for election to the Company’s board of directors prior to taking such Company Actions.

The information provided in this Item 1.01 is qualified in its entirety by reference to the terms of the Stockholders Agreement Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2019, the Company entered into amendments (the “Employment Agreement Amendments”) to the existing effective employment agreements (the “Employment Agreements”) between the Company and each of Robert Kay, Jeffrey Siegel, Laurence Winoker and Daniel Siegel (the “Executive Officers”).

The Employment Agreement Amendments amend the annual bonus provisions of each of the Employment Agreements to provide that for the year ending December 31, 2019 and each year thereafter, the portion of each Executive Officer’s annual bonus based on Company performance shall be determined based upon the Company’s Adjusted EBITDA (as defined in each of the Employment Agreement Amendments). The Employment Agreement Amendments also make certain technical changes.

On October 11, 2019, the Company also entered into an amendment (the “Siegel 2020 Amendment”) to the employment agreement between the Company and Jeffrey Siegel, which becomes effective on January 1, 2020 (the “Siegel 2020 Employment Agreement”), to make certain technical changes to the calculation of Adjusted EBITDA for purposes of the portion of Mr. Siegel’s annual bonus based on Company performance provided under the Siegel 2020 Employment Agreement.

The information provided in this Item 5.02 is qualified in its entirety by reference to the terms of each of the Employment Agreement Amendments attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5 and the Siegel 2020 Amendment attached hereto as Exhibit 10.6, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

10.1	Amendment, dated October 11, 2019, to that certain Stockholders Agreement, dated as of March 2, 2018, by and between Lifetime Brands, Inc. and Taylor Parent, LLC

10.2	Amendment, dated October 11, 2019, to the Employment Agreement, dated as of December 22, 2017, by and between Lifetime Brands, Inc. and Robert Kay

10.3	Second Amendment, dated October 11, 2019, to the Third Amended and Restated Employment Agreement, dated as of January 12, 2017, as further amended on November 8, 2017, by and between Lifetime Brands, Inc. and Jeffrey Siegel

10.4	Second Amendment, dated October 11, 2019, to the Amended and Restated Employment Agreement, dated as of September 10, 2015, as further amended on November 8, 2017, by and between Lifetime Brands, Inc. and Laurence Winoker

10.5	Amendment, dated October 11, 2019, to the Employment Agreement, dated as of November 8, 2017, by and between Lifetime Brands, Inc. and Daniel Siegel

10.6	First Amendment, dated October 11, 2019, to the Fourth Amended and Restated Employment Agreement, dated as of June 27, 2019, by and between Lifetime Brands, Inc. and Jeffrey Siegel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date: October 15, 2019